Exhibit 99.1

Oroplata Resources Names New CEO Michael Mason, BSc, MBA

Seasoned Mining Executive to Lead Company into Exploration Phase

HENDERSON, Nev., Feb. 17, 2017 (GLOBE NEWSWIRE) -- Oroplata Resources, Inc. (OTC Markets:ORRP), through its wholly owned subsidiary Lithortech Resources (www.lithortech.com), a lithium resource exploration and development company, is extremely pleased to announce the appointment of Mr. Michael T. Mason as its Chief Executive Officer. Mr. Mason has served on the Company’s Board of Directors since July 2016 and now takes operational command leading into the exploration phase of the business.

Mr. Craig Alford transitions to Chief Operating Officer and Chief Geologist.

Oroplata’s primary focus is the establishment of a low-cost, long-life proved production base to supply the rapidly growing and currently flourishing lithium-ion battery industry for both mobile devices and laptops, as well as the burgeoning EV (electric vehicle) industry.

CEO Michael Mason is a seasoned mining executive with extensive experience worldwide in project due diligence, mine development, strategic planning, metals marketing, risk management and project financing as well as international trade and off-take agreements. He has worked on some of the world’s largest deposits including:

*  Escondida Copper project in Chile

*  Olympic Dam project in Australia

*  La Candelaria in Chile

*  San Cristobal Mine in Bolivia

Throughout his 50-year career, Mr. Mason has held numerous senior and executive management positions in the mining industry, including:

*  Director of Euromax Resources Ltd

*  President and COO of Global Gold Corporation

*  President of MBMI Int’l

*  CEO, President & Director of Metals Concentrates International

*  Managing Director, Senior Trader for Marc Rich and Co. (Glencore)

Mr. Mason has also been associated with the commissioning, evaluation and management of large smelting operations across South America, India, Korea, Mexico, Canada and the U.S. Michael T. Mason holds a Bachelor of Science Degree in Metallurgical Engineering from the University of Arizona and a Master's Degree in Business Administration specializing in Finance, from the University of California at Los Angeles.

The Company’s Western Nevada Basin (WBN) Project is located within Railroad Valley, in Nye County, approximately 112 miles (180 kilometers) northeast of Clayton Valley. The project can be accessed by paved highway directly from U.S. Route 6. Railroad Valley is one of Nevada’s largest trapped basins and is noted to hold all the necessary commercial and engineering prerequisites for a massive lithium brine deposit.

Oroplata Resources, Inc.

Oroplata Resources, Inc. (OTC Markets:ORRP), through is wholly owned subsidiary Lithortech Resources (www.lithortech.com), is a lithium resource exploration and development company, whose primary focus is the establishment of a low cost, long life proved production base to supply the rapidly growing and currently flourishing lithium-ion battery industry for both mobile devices and laptops, as well as the burgeoning EV (electronic vehicle) industry. Lithortech is focused on becoming a substantial, profitable lithium producer via the timely development of valuable production-grade lithium brine deposits in Nevada.

For more information, check out: http://lithortech.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the expected project economics for Western Nevada Basin (Railroad Valley), including estimates of life of mine, average production, cash costs, AISC, initial CAPEX, sustaining CAPEX, pre-tax IRR, pre-tax NPV, net cash flows and recovery rates, the impact of self-mining versus contract mining, the timing to obtain necessary permits, the submission of the project for final investment approval and the timing of initial gold production after investment approval and full financing, metallurgy and processing expectations, the mineral resource estimate, expectations regarding the ability to expand the mineral resource through future drilling, ongoing work to be conducted at the Western Nevada Basin (Railroad Valley),  and the potential results of such efforts, the potential commissioning of a Pre-Feasibility study and the effects on timing of the project, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended September 30, 2016. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact Information

Hayden IR

(917) 658-7878

hart@haydenir.com